UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2010

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3400 Jackson Street, Dubuque, Iowa

52001

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

_______________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 14, 2010, Flexsteel Industries, Inc. (the “Company”) entered into a credit facility agreement with Wells Fargo Bank N.A. The credit facility is an unsecured $15 million short-term revolving credit line which matures on June 30, 2011.  The credit facility will be used for the Company’s working capital needs.  No amount is outstanding under this facility.

The credit facility contains certain financial covenants, including that the Company maintain working capital of $60 million and an interest coverage ratio of not less than 3.0 to 1.0, calculated on a rolling four-quarter basis, as of each quarter end.  Interest is calculated at a one-month LIBOR rate plus 1.00%.

The agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the new credit facility described under Item 1.01 above, on April 19, 2010, Flexsteel Industries, Inc. (the “Company”) terminated its Credit Facility Agreement and Note Agreements with JPMorgan Chase Bank, N. A., which provided borrowing up to $25 million, secured by certain assets of the Company, and had maturity dates of June 30, 2010 (short-term portion) and September 30, 2011 (long-term portion).

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01  Financial Statements and Exhibits.

                (a)           Not applicable

                (b)           Not applicable

                (c)           Not applicable

                (d)           Exhibits

Exhibit No.	Description

Exhibit 10.1	Credit Agreement dated April 14, 2010 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Exhibit 10.2	Revolving Line of Credit Note dated April 14, 2010 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC. (Registrant)

Date: April 19, 2010	By:	/s/ Timothy E. Hall
Timothy E. Hall Principal Financial Officer, VP-Finance and CFO